EXHIBIT 5.1
Opinion of Atlas Pearlman, A Professional Association.




ATLAS PEARLMAN P.A.
Suite 1700, 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 Telephone (954) 763-1200/Facsimile (954) 766-7800/E-mail: ap@atlaslaw.com Web site http://www.atlaslaw.com

FORT LAUDERDALE  MIAMI  BOCA RATON  NAPLES  SANTIAGO, CHILE

ATLAS PEARLMAN P.A.
   ATTORNEYS AT LAW
Jan Douglas Atlas       Joel D. Mayersohn         Of Counsel
Michael W. Baker        William Nortman           Jon A. Sale
Alan H. Baseman         Charles B. Pearlman       Benedict P. Kuehne
Stephen W. Bazinsky     James M. Schneider        Sergio Vivanco A.**
Roxanne K. Beilly       Wayne H. Schwartz
Elliot P. Borkson       Douglas Paul Solomon
Robin Corwin Campbell   Michael L. Trop           Director of
Eric Lee                Kenneth P. Wurtenberger   Marketing and Development
                                                  Scott I. Cowan*


Deborah Ann Byles       Matthew W. Miller
Rebecca G. DiStefano    Brian A. Pearlman
April I. Halle          Jonathan S. Robbins
Kip O. Lassner          Samantha Nicole Tesser    *not licensed to practice law
Andrew Lockwood         Steven I. Weinberger      **not admitted in Florida




                                             April 27, 2000





Site2Shop.com, Inc.
2001 West Sample Road, Suite 101
Pompano Beach, FL 33064

         Re:      Registration Statement on Form S-8 - Site2Shop.com, Inc. -

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Site2Shop.com, Inc. (the "Company") of an aggregate of 5,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Plan, the Option, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Plan will be, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-8 filed with the Commission and the reference to this firm under the heading "Legal Matters" in the Registration Statement on Form S-8.

                                       Very truly yours,

                                       ATLAS PEARLMAN, P.A.

                                      /s/Atlas Pearlman, P.A.